UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2016

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79702
(Address of principal executive offices)	(Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 21, 2016, Ring Energy, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering of 10,000,000 shares of its common stock to the public at $5.60 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock from the Company at the offering price, less underwriting discounts and commissions, solely to cover over-allotments. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated April 21, 2016, entitled “Ring Energy, Inc. Announces Pricing of Public Offering of Common Stock”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: April 21, 2016	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer